Exhibit 4.2

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                        OAKWOOD MORTGAGE INVESTORS, INC.,

                         OAKWOOD ACCEPTANCE CORPORATION,

                                       AND

                              THE BANK OF NEW YORK,

                                     Trustee

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                       ASSUMPTION AND AMENDMENT AGREEMENT

                               Dated May 28, 1999

                                       TO

                        POOLING AND SERVICING AGREEMENTS

                 Dated as of November 1, 1994 and June 1, 1995,

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         THIS ASSUMPTION AND AMENDMENT AGREEMENT (the "Amendment"), dated May
28, 1999, is among Oakwood Mortgage Investors, Inc., a Nevada corporation (the "Successor"), successor by merger to Oakwood Mortgage Investors, Inc., a North Carolina corporation (the "Predecessor" and, together with the Successor, "OMI"), Oakwood Acceptance Corporation, a North Carolina corporation (the "Servicer"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"), under pooling and servicing agreements dated as of November 1, 1994 and June 1, 1995, as heretofore supplemented and amended (the "Agreements"). All terms capitalized but not otherwise defined herein shall have the meanings assigned to them in the Agreements.

         OMI desires to amend the Agreements, pursuant to Section 11.01 of the Standard Terms to Pooling and Servicing Agreement as incorporated by reference into each such Agreement (the "Standard Terms"), to provide for the assumption by the Successor of all of OMI's representations, warranties, covenants and other obligations in the Agreements.

         Section 11.01 of the Standard Terms provides that, without the consent of any Certificateholders OMI, the Servicer and the Trustee, from time to time, may amend an Agreement to correct or supplement any provisions thereof that may be inconsistent with any other provisions thereof.

         Section 6.04 of the Standard Terms contemplates that OMI may be merged with another entity, and states that any successor by merger to OMI shall be the successor to OMI without the execution or filing of any document or any further act by any parties to any Agreement, anything in the Standard Terms to the contrary notwithstanding. However, in various places in the Standard Terms, reference is made to OMI as a North Carolina corporation. This Amendment is to confirm the succession of the Successor to the rights and obligations of OMI under each Agreement, and to make clear that the fact that the Successor is not a North Carolina corporation is not a violation of any Agreement.

         NOW THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Agreement hereby is amended as follows:

         1. The definition of "OMI" in Section 1.01 of the Standard Terms is amended by the replacement of the word "Nevada" for the words "North Carolina" therein.

         2. Section 6.02(a) of the Standard Terms is amended by the deletion of the words "State of North Carolina" therein and the replacement therefor of the words "jurisdiction under the laws of which OMI was organized."

         3. Pursuant to Section 6.04 of the Standard Terms, the Successor hereby expressly assumes all of the rights and obligations of the Predecessor under each Agreement.

         4. The address of OMI set forth in Section 11.04 of the Standard Terms and in various Exhibits to the Standard Terms is changed to: c/o Nevada Holding Services, Inc., Bank of America Center, 101 Convention Center Drive, Henderson, Nevada 89109.

         5. As supplemented and amended by this Amendment, each Agreement as heretofore supplemented and amended is ratified and confirmed in all respects and each Agreement as so supplemented and amended by this Amendment shall be read, taken and construed as one and the same instrument.
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         6. This Amendment may be executed in any number of counterparts with the same effect as if all of the parties hereto had signed the same document. Each such counterpart shall constitute an original of this Amendment, and all such counterparts shall together constitute but one and the same instrument.

         7. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreements as heretofore supplemented and amended. References to Sections herein shall be deemed references to Sections of the Standard Terms. References to Section 6.07(d) of the Standard Terms shall be deemed references to Section 6.04 of the Standard Terms.


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         IN WITNESS WHEREOF, the Successor, the Servicer and the Trustee have caused this Amendment to be duly executed by their respective Officers thereunto duly authorized, all as of the day and year first above written.

                                           OAKWOOD MORTGAGE INVESTORS, INC.,
                                             a Nevada corporation

                                           By:   /s/ Dennis W. Hazelrigg
                                                 -------------------------------
                                           Name:      Dennis W. Hazelrigg
                                           Title:    President

                                           OAKWOOD ACCEPTANCE CORPORATION,
                                             a North Carolina corporation

                                           By:     /s/ Myles E. Standish
                                                 -------------------------------
                                           Name:   Myles E. Standish
                                           Title:  Senior Vice President

                                           THE BANK OF NEW YORK,
                                                 as Trustee

                                           By:      /s/ Robert P. Muller
                                                 -------------------------------
                                           Name:   Robert P. Muller
                                           Title:    Assistant Vice President